Exhibit 23.04

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citibank, N.A.:

We consent to incorporation by reference in Registration Statement No. 333-65487 on Form S-8 and Registration Statement No. 333-56589 on Form S-4 of Citigroup Inc. of our report dated March 19, 1999 relating to the financial statements and related schedules of The Savings Incentive Plan of Citibank, N.A. and Participating Companies (as Amended and Restated) as of December 31, 1998 and 1997 and for each of the years in the two-year period ended December 31, 1998, which report appears in Exhibit 99.04 of the Form 10-K/A of Citigroup Inc.


                                                                KPMG LLP
New York, New York
June 28, 1999